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                                                                     Exhibit 5.1


                          [Miller & Holguin Letterhead]



                                December 15, 1998



Bikers Dream, Inc.
11631 Sterling Avenue
Riverside, California 92503

        Re:    Registration Statement on Form S-8
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Ladies and Gentlemen:

        We have acted as counsel to Bikers Dream, Inc., a California corporation (the "Company"), and in such capacity have examined the form of registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about December 15, 1998, in connection with the registration under the Securities Act of 1933, as amended, of 150,000 shares of common stock, no par value, of the Company (the "Shares") issuable under the Company's 1998 Stock Compensation Plan (the "Plan").

        For purposes of this opinion, we have made those examinations and investigations of legal and factual matters we deemed advisable, and have examined the originals, or copies certified to our satisfaction as being true copies of the originals, of those corporate records, certificates, documents and other instruments which we, in our judgment, have considered necessary or appropriate to enable us to render the opinion expressed below. For these purposes, we have relied, without independent investigation, upon certificates provided by public officials and by officers of the Company as to certain factual matters. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of documents submitted to us as certified, photostatic or facsimile copies, and the authenticity of the originals of the latter documents.

        Based on and subject to the above, it is our opinion that the Shares are duly authorized and, when paid for, issued and delivered pursuant to the terms of the Plan, will be legally issued, fully paid and nonassessable.


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        We are members of the Bar of the State of California and we do not express any opinion herein concerning any law other than the law of the State of California and the federal law of the United States.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/ Miller & Holguin

                                          MILLER & HOLGUIN